INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the reference in this Registration Statement on Form S-8, of our report dated April 11, 2008 with respect to our audit of the consolidated financial statements of Positron Corporation and Subsidiaries as of and for the years ended December 31, 2007 and 2006, which are incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Frank L. Sassetti & Co. Frank L. Sassetti & Co. Certified Public Accountants

July 8, 2008
Oak Park, Illinois